Exhibit 99.1

Alnylam Pharmaceuticals Reports First Quarter 2020 Financial Results and Highlights Recent Period Activity

− Achieved First Quarter 2020 ONPATTRO® Net Product Revenues of $66.7 Million with More Than 950 Patients on Commercial Product Worldwide –

− Achieved First Quarter 2020 GIVLAARI® Net Product Revenues of $5.3 Million with More Than 50 Patients on Commercial Product in the U.S. –

– Completed New Drug Application and Filed Marketing Authorisation Application for Lumasiran, Advancing Another Alnylam Investigational RNAi Therapeutic toward Market –

− Announces New Positive Initial Topline Results from Ongoing Phase 1 Study of ALN-AGT in Hypertension with Over 90 Percent Knockdown of Angiotensinogen and an Over 10 mmHg Mean Reduction of 24-hour Systolic Blood Pressure Relative to Placebo –

– Secured Bridge Enabling Self-Sustainable Financial Profile without Need for Future Equity Offerings via $2 Billion Strategic Financing Collaboration with Blackstone –

– Lowers 2020 Guidance Range for ONPATTRO Revenue from $285-$315 Million to $270-$300 Million due to COVID-19 Pandemic; Lowers Operating Expense Guidance –

CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 6, 2020--Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the first quarter 2020 and reviewed recent business highlights.

“The first quarter of 2020 was an unprecedented period, as the world confronted the beginnings of an ongoing public health crisis with the COVID-19 pandemic. It’s also a moment in time that underscores how particularly proud we are at Alnylam to be part of an industry advancing science and innovation to address the coronavirus crisis at hand, while also maintaining our focus on continuing to bring important medicines to patients in need. To that end, we are very pleased with our first full quarter as a multi-product, global commercial company where we delivered continued and steady worldwide growth of ONPATTRO and impressive early demand for GIVLAARI in the U.S.,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “In addition, we also continued to drive progress across our late-stage pipeline, including submission of NDA and MAA filings for lumasiran, completion of enrollment in the ILLUMINATE-B and HELIOS-A Phase 3 studies of lumasiran and vutrisiran, respectively, and continued enrollment in our APOLLO-B and HELIOS-B Phase 3 studies of patisiran and vutrisiran, respectively. We’re also thrilled to highlight today the achievement of initial human proof of concept for ALN-AGT in development for the treatment of hypertension, an area of prevalent unmet need that cries out for innovation.”

Dr. Maraganore continued: “Notwithstanding these accomplishments and our strong underlying confidence for Alnylam in 2020 and beyond, the trajectory of the COVID-19 pandemic is dynamic and remains uncertain in its scope, timeline, and impact to healthcare systems. While we are implementing what we believe are appropriate mitigation steps across our operations, we are lowering our 2020 revenue guidance for ONPATTRO by 5 percent and taking thoughtful steps to reduce our expense profile. Notwithstanding the challenges and uncertainties caused by the pandemic, we remain confident that we are on track to exceed our Alnylam 2020 strategic plan announced in 2015, building a multi-product, global biopharma company with a deep clinical pipeline to fuel future growth and a robust, organic product engine for sustainable innovation, a profile rarely achieved in our industry.”

First Quarter 2020 and Recent Significant Corporate Highlights

Commercial Performance

ONPATTRO®

  Achieved net product revenues for the first quarter of 2020 of $66.7 million.
  Attained over 950 patients worldwide on commercial ONPATTRO treatment as of March 31, 2020.
  Received marketing authorization approval for ONPATTRO in Brazil for the treatment of hereditary transthyretin-mediated (hATTR) amyloidosis in adults with stage 1 or stage 2 polyneuropathy, with patients now on commercial product.
  Continued progress with market access efforts across the Canada, Europe, Middle East, and Africa (CEMEA) region, with recent launches in Italy, Sweden, Israel, Turkey, and Spain.
  Maintained momentum in Asia with a strong launch in Japan and submission of a New Drug Application (NDA) in Taiwan.
  In the U.S., Alnylam has now completed definitive value-based agreements (VBAs) covering ONPATTRO with over 15 commercial payers, including 9 of the top 10 commercial payers, with signed VBAs now covering over 135 million U.S. lives in the aggregate.

GIVLAARI®

  Achieved net product revenues for the first quarter of 2020 of $5.3 million, representing strong initial demand in the first full quarter of the GIVLAARI launch in the U.S.
  Received over 60 Start Forms in the U.S. and attained over 50 patients on commercial GIVLAARI treatment from launch through March 31, 2020.
  Made significant progress toward establishing VBAs, including a Prevalence-Based Adjustment feature, with multiple ongoing discussions with U.S. payers; the Company announces today finalization of the first VBA for GIVLAARI.
  Continued progress with market access efforts across the CEMEA region, with initial launch underway in Germany.
  Continued work with physicians in multiple regions to provide pre-approval access to GIVLAARI in an Expanded Access Program (EAP) in accordance with local requirements.

R&D Highlights

  Advanced the development of patisiran (the non-proprietary name for ONPATTRO) for the potential treatment of the cardiomyopathy of both hereditary and wild-type ATTR amyloidosis.
    Continued enrollment in the APOLLO-B Phase 3 study in ATTR amyloidosis patients with cardiomyopathy.
    The Company announces today that due to the impact of the COVID-19 pandemic, enrollment delays in APOLLO-B will result in a shift in the enrollment completion date from late 2020 into 2021.
  Received approval of GIVLAARI (givosiran) in the European Union for the treatment of acute hepatic porphyria (AHP) in adults and adolescents aged 12 years and older, with patients now on commercial product.
  Advanced lumasiran, an investigational RNAi therapeutic in development for the treatment of primary hyperoxaluria type 1 (PH1).
    Initiated and completed the rolling submission of an NDA to the Food and Drug Administration (FDA) and submitted a Marketing Authorisation Application (MAA) to the European Medicines Agency (EMA), completing the filings in less than four months after announcing topline results from the ILLUMINATE-A Phase 3 study.
    Completed enrollment in the ILLUMINATE-B Phase 3 study of lumasiran in PH1 patients less than six years of age with preserved renal function, and remains on track to report topline results in mid-2020.
    Continued enrollment in the ILLUMINATE-C Phase 3 study of lumasiran for the treatment of advanced PH1 in patients of all ages.
  Advanced vutrisiran, a subcutaneously administered investigational RNAi therapeutic in development for the treatment of ATTR amyloidosis.
    Completed enrollment in the HELIOS-A Phase 3 study in patients with hereditary ATTR amyloidosis with polyneuropathy, and remains on track to report topline results in early 2021.
    Received Fast Track Designation from the FDA for the treatment of the polyneuropathy of hATTR amyloidosis.
    Continued enrollment in the HELIOS-B Phase 3 study in patients with hereditary and wild-type ATTR amyloidosis with cardiomyopathy.
  Inclisiran, potentially the first and only siRNA cholesterol-lowering treatment, continues to advance under Alnylam’s partner, Novartis.
    Acceptance of NDA and MAA by FDA and EMA, respectively.
    Findings published in The New England Journal of Medicine from the completed ORION Phase 3 pivotal trials showing durable and potent LDL-C reduction achieved with inclisiran, with a safety profile similar to placebo.
    New analysis of pooled data from the completed ORION Phase 3 clinical trials presented at the American College of Cardiology’s Annual Scientific Session.
  Alnylam’s partner, Sanofi, continues enrollment in the ATLAS Phase 3 program for fitusiran in patients with hemophilia A or B with and without inhibitors, with topline results expected in H1 2021.
  Advanced early- and mid-stage RNAi therapeutic pipeline programs.
    The Company announces today positive initial topline results from the ongoing Phase 1 study (N=48) of ALN-AGT in hypertension, providing initial human proof of concept with over 90 percent mean knockdown of angiotensinogen (AGT) and an over 10 mmHg reduction of mean 24-hour systolic blood pressure at week 8 relative to placebo, with a durability that supports once quarterly or less frequent dose administration. In addition, ALN-AGT administration was associated with an encouraging safety and tolerability profile including no drug-related serious adverse events (SAEs).
    Alnylam’s partner, Vir Biotechnology, presented positive interim data from the ongoing Phase 2 trial in patients and results from the Phase 1 trial in healthy volunteers of ALN-HBV02 (VIR-2218), an investigational RNAi therapeutic for the treatment of chronic hepatitis B virus (HBV) infection.
    Under expanded collaboration with Vir, selected a Development Candidate (DC), ALN-COV (VIR-2703), for SARS-CoV-2 – the virus that causes COVID-19 – with potent and highly cross-reactive activity, with a plan for accelerated filing of an IND at or around year-end 2020.
    The Company announces today that it will shift filing of its ALN-LEC IND into 2021 to focus on its COVID-19 investigational RNAi therapeutic program.

Additional Business Updates

  Entered into a broad strategic financing collaboration with Blackstone under which Alnylam will receive up to $2 billion that is expected to enable Alnylam to achieve a self-sustainable financial profile without the need for future equity financing.
  Expanded collaboration with Vir to include the development and commercialization of RNAi therapeutics targeting SARS-CoV-2 and up to three additional targets focused on host factors for SARS-CoV-2, including angiotensin converting enzyme-2 (ACE2), transmembrane protease, serine 2 (TMPRSS2), and potentially a third host factor target to emerge from Vir’s functional genomics work.
  Entered into an agreement with Dicerna to develop and commercialize investigational RNAi therapeutics for the treatment of alpha-1 antitrypsin (A1AT) deficiency-associated liver disease, and completed a non-exclusive cross-licensing agreement with Dicerna regarding the companies’ respective intellectual property for Alnylam’s lumasiran and Dicerna’s nedosiran investigational programs for the treatment of primary hyperoxaluria.
  Appointed Dr. Olivier Brandicourt, former CEO of Sanofi, to the Company’s Board of Directors, and announced the retirement of Dr. Paul Schimmel, an Alnylam co-founder, in May 2020 after nearly 18 years of service; Dr. Schimmel will remain a member of the Company’s Scientific Advisory Board.

Upcoming Events

In mid-2020, Alnylam intends to:

  Continue global commercialization of ONPATTRO and GIVLAARI.
  Present full results from the ILLUMINATE-A Phase 3 study of lumasiran at the European Renal Association-European Dialysis and Transplant Association (ERA-EDTA) Congress, currently scheduled for June 7, 2020 as a virtual event.
  Report topline results from the ILLUMINATE-B Phase 3 study of lumasiran.
  File a Clinical Trial Application (CTA) for ALN-HSD, an investigational RNAi therapeutic targeting HSD17B13 for the treatment of non-alcoholic steatohepatitis (NASH), in collaboration with Regeneron.

Financial Results for the Quarter Ended March 31, 2020

“We believe our results for the first quarter demonstrate the strength of our commercial teams in challenging circumstances, delivering solid quarterly growth for ONPATTRO and robust uptake for GIVLAARI in the U.S. in its first full quarter of launch. While we have confidence in our business continuity plans, we expect an impact from the COVID-19 pandemic and are lowering our 2020 revenue guidance range for ONPATTRO by 5 percent from $285-$315 million to $270-$300 million. In parallel, we are implementing further discipline in our operations to moderate our spend and are lowering our operating expense guidance range for the year,” said Jeff Poulton, Chief Financial Officer of Alnylam. “Of course, a business highlight for the recent period was the completion of our $2 billion strategic financing collaboration with Blackstone, the largest ever financing of a pre-profitable biotechnology company. We believe this new financing, together with our expectations for continued topline growth and disciplined expense management, bridges our transition toward a self-sustainable financial profile without the need for future equity offerings. In sum, we believe Alnylam is taking appropriate measures to operate through the pandemic and recovery phases in 2020, into the ‘new normal’ and beyond, continuing to deliver on the promise of RNAi therapeutics and our commitments to patients and our shareholders.”

Financial Highlights (in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Net product revenues	$71,938	$26,291
ONPATTRO net product revenues	$66,664	$26,291
GIVLAARI net product revenues	$5,274	$—

Net revenue from collaborations	$27,538	$7,003

GAAP combined research and development and selling, general and administrative expenses	$296,332	$218,735
Non-GAAP combined research and development and selling, general and administrative expenses	$261,754	$186,703

GAAP operating loss	$(210,158)	$(188,788)
Non-GAAP operating loss	$(175,580)	$(156,756)

GAAP net loss	$(182,221)	$(181,915)
Non-GAAP net loss	$(171,754)	$(149,883)

GAAP net loss per common share - basic and diluted	$(1.62)	$(1.73)
Non-GAAP net loss per common share - basic and diluted	$(1.52)	$(1.42)

	March 31, 2020	December 31, 2019
Cash, cash equivalents, marketable debt and equity securities and restricted investments	$1,366,928	$1,550,987

Net Product Revenues

  Net product revenues were $71.9 million in the first quarter 2020 representing 174 percent growth from the first quarter 2019 as a result of the addition of new patients on therapy and expansion into new markets for ONPATTRO, as well as the U.S. commercial launch of GIVLAARI.

Net Revenues from Collaborations

  Net revenues from collaborations were $27.5 million in the first quarter 2020, an increase from $7.0 million in the first quarter 2019, primarily due to revenues recognized from our Regeneron and Vir collaborations.

Combined Research & Development (R&D) and Selling, General & Administrative (SG&A) Expenses

  Combined R&D and SG&A expenses increased on a GAAP and non-GAAP basis primarily due to increased activity related to the advancement of our late stage R&D programs and increased activity in commercial and medical affairs to support the ongoing launches of ONPATTRO and GIVLAARI.

Cash and Investments

  Cash, cash equivalents, marketable debt and equity securities, and restricted investments were $1.37 billion at the end of the first quarter 2020 compared to $1.55 billion at the end of 2019. The decrease was due to cash used in our operations to support overall growth. Cash at the end of the first quarter excludes $600.0 million in proceeds from the Blackstone strategic financing collaboration, which closed in the second quarter.

A reconciliation of our GAAP to non-GAAP results for the current quarter is included in the tables of this press release.

2020 Updated Financial Guidance

Full year 2020 financial guidance consists of the following:

Item	Provided 2/6/2020 ($ millions)	Updated 5/6/2020 ($ millions)
ONPATTRO net product revenues	$285 - $315	$270 - $300
GIVLAARI net product revenues	No guidance provided	Unchanged
Net revenues from collaborations	$100 - $150	Unchanged
GAAP R&D and SG&A expenses	$1,180 - $1,300	$1,155 - $1,250
Non-GAAP R&D and SG&A expenses*	$1,025 - $1,125	$1,000 - $1,075

The $2 billion strategic financing collaboration with Blackstone is expected to enable Alnylam’s achievement of a self-sustainable financial profile without need for future equity financings.

*Excludes $155 million - $175 million of stock-based compensation from estimated GAAP R&D and SG&A expenses.

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in the press release are stock-based compensation expenses and unrealized gain on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impact the fair value of these awards. The Company has excluded the impact of the unrealized gain on marketable equity securities because the Company believes this item is a one-time event occurring outside the ordinary course of the Company’s business.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss first quarter 2020 results as well as expectations for the future via conference call on Wednesday, May 6, 2020 at 8:30 am ET. To access the call, please dial 800-239-9838 (domestic) or +1-323-794-2551 (international) five minutes prior to the start time and refer to conference ID 6976021. A replay of the call will be available beginning at 11:30 am ET on the day of the call. To access the replay, please dial 888-203-1112 (domestic) or +1-719-457-0820 (international) and refer to conference ID 6976021.

A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that was approved in the United States and Canada for the treatment of the polyneuropathy of hATTR amyloidosis in adults. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby blocking the production of TTR protein before it is made. ONPATTRO blocks the production of TTR in the liver, reducing its accumulation in the body’s tissues in order to halt or slow down the progression of the polyneuropathy associated with the disease. For more information about ONPATTRO, visit ONPATTRO.com.

ONPATTRO Important Safety Information
Infusion-Related Reactions
Infusion-related reactions (IRRs) have been observed in patients treated with ONPATTRO® (patisiran). In a controlled clinical study, 19% of ONPATTRO-treated patients experienced IRRs, compared to 9% of placebo-treated patients. The most common symptoms of IRRs with ONPATTRO were flushing, back pain, nausea, abdominal pain, dyspnea, and headache.

To reduce the risk of IRRs, patients should receive premedication with a corticosteroid, acetaminophen, and antihistamines (H1 and H2 blockers) at least 60 minutes prior to ONPATTRO infusion. Monitor patients during the infusion for signs and symptoms of IRRs. If an IRR occurs, consider slowing or interrupting the infusion and instituting medical management as clinically indicated. If the infusion is interrupted, consider resuming at a slower infusion rate only if symptoms have resolved. In the case of a serious or life-threatening IRR, the infusion should be discontinued and not resumed.

Reduced Serum Vitamin A Levels and Recommended Supplementation
ONPATTRO treatment leads to a decrease in serum vitamin A levels. Supplementation at the recommended daily allowance (RDA) of vitamin A is advised for patients taking ONPATTRO. Higher doses than the RDA should not be given to try to achieve normal serum vitamin A levels during treatment with ONPATTRO, as serum levels do not reflect the total vitamin A in the body.

Patients should be referred to an ophthalmologist if they develop ocular symptoms suggestive of vitamin A deficiency (e.g. night blindness).

Adverse Reactions
The most common adverse reactions that occurred in patients treated with ONPATTRO were upper respiratory tract infections (29%) and infusion-related reactions (19%).

Indication
ONPATTRO is indicated for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis in adults.

For additional information about ONPATTRO, please see the full Prescribing Information.

About GIVLAARI® (givosiran)
GIVLAARI is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) for the treatment of adults and adolescents with acute hepatic porphyria (AHP). In the pivotal study, givosiran was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of aminolevulinic acid synthase 1 (ALAS1) messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, visit GIVLAARI.com.

GIVLAARI Important Safety Information
Contraindications
GIVLAARI is contraindicated in patients with known severe hypersensitivity to givosiran. Reactions have included anaphylaxis.

Anaphylactic Reaction
Anaphylaxis has occurred with GIVLAARI treatment (<1% of patients in clinical trials). Ensure that medical support is available to appropriately manage anaphylactic reactions when administering GIVLAARI. Monitor for signs and symptoms of anaphylaxis. If anaphylaxis occurs, immediately discontinue administration of GIVLAARI and institute appropriate medical treatment.

Hepatic Toxicity
Transaminase elevations (ALT) of at least 3 times the upper limit of normal (ULN) were observed in 15% of patients receiving GIVLAARI in the placebo-controlled trial. Transaminase elevations primarily occurred between 3 to 5 months following initiation of treatment.

Measure liver function tests prior to initiating treatment with GIVLAARI, repeat every month during the first 6 months of treatment, and as clinically indicated thereafter. Interrupt or discontinue treatment with GIVLAARI for severe or clinically significant transaminase elevations. In patients who have dose interruption and subsequent improvement, reduce the dose to 1.25 mg/kg once monthly. The dose may be increased to the recommended dose of 2.5 mg/kg once monthly if there is no recurrence of severe or clinically significant transaminase elevations at the 1.25 mg/kg dose.

Renal Toxicity
Increases in serum creatinine levels and decreases in estimated glomerular filtration rate (eGFR) have been reported during treatment with GIVLAARI. In the placebo-controlled study, 15% of patients receiving GIVLAARI experienced a renally-related adverse reaction. The median increase in creatinine at Month 3 was 0.07 mg/dL. Monitor renal function during treatment with GIVLAARI as clinically indicated.

Injection Site Reactions
Injection site reactions were reported in 25% of patients receiving GIVLAARI in the placebo-controlled trial. Symptoms included erythema, pain, pruritus, rash, discoloration, or swelling around the injection site. One (2%) patient experienced a single, transient, recall reaction of erythema at a prior injection site with a subsequent dose administration.

Drug Interactions
Concomitant use of GIVLAARI increases the concentration of CYP1A2 or CYP2D6 substrates, which may increase adverse reactions of these substrates. Avoid concomitant use of GIVLAARI with CYP1A2 or CYP2D6 substrates for which minimal concentration changes may lead to serious or life-threatening toxicities. If concomitant use is unavoidable, decrease the CYP1A2 or CYP2D6 substrate dosage in accordance with approved product labeling.

Adverse Reactions
The most common adverse reactions that occurred in patients receiving GIVLAARI were nausea (27%) and injection site reactions (25%).

For additional information about GIVLAARI, please see full Prescribing Information.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma LNP intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), approved in the U.S., EU, Canada, Japan, Switzerland and Brazil, and GIVLAARI® (givosiran), approved in the U.S. and EU. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines to address the needs of patients who have limited or inadequate treatment options. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam or on LinkedIn.

Alnylam Forward Looking Statements
Various statements in this release concerning Alnylam’s expectations, plans and prospects, including, without limitation, expectations regarding the direct or indirect effects on Alnylam’s business, activities and prospects as a result of the COVID-19 pandemic, or delays or interruptions resulting therefrom and the success of Alnylam’s mitigation efforts, Alnylam's views and plans with respect to the potential for RNAi therapeutics, including ONPATTRO, GIVLAARI, lumasiran, patisiran, vutrisiran, inclisiran, fitusiran, ALN-AAT02, ALN-HBV02, ALN-AGT, ALN-COV and ALN-HSD, its expectations for ALN-AGT as a potential treatment of hypertension, an area of prevalent unmet need, its plans for additional global regulatory filings and the continuing product launches of ONPATTRO and GIVLAARI, expectations regarding reimbursement for ONPATTRO and GIVLAARI in various territories and the status of VBA negotiations and executed agreements, the advancement of lumasiran and inclisiran through regulatory review and toward the market, the expected presentation of full ILLUMINATE-A Phase 3 results and topline ILLUMINATE-B Phase 3 results for lumasiran, the achievement of additional pipeline milestones, including relating to ongoing clinical studies of vutrisiran and the delay in completion of enrollment in its APOLLO-B study of patisiran in ATTR amyloidosis with cardiomyopathy due to the impact of COVID-19, the expected timing for filing INDs for ALN-COV and ALN-HSD, as well as the delayed filing of an IND for ALN-LEC, its expectations relating to continued ONPATTRO and GIVLAARI revenue growth and the revised expected range of ONPATTRO net product revenues for 2020, the expected range for net revenues from collaborations for 2020, the expected range of 2020 aggregate annual non-GAAP and GAAP R&D and SG&A expenses after reductions expected from the implementation of further discipline in operations to moderate spend, Alnylam’s belief that the funding provided by Blackstone should enable Alnylam to achieve a self-sustainable profile without the need for future equity financing, and expectations regarding the achievement or potential to exceed its “Alnylam 2020” strategic plan announced in 2015 for the advancement and commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or a future pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays in diagnoses of rare diseases, initiation or continuation of treatment for diseases addressed by Alnylam products, or in patient enrollment in clinical trials, potential supply chain disruptions, and other potential impacts to Alnylam’s business, the effectiveness or timeliness of steps taken by Alnylam to mitigate the impact of the pandemic, and Alnylam’s ability to execute business continuity plans to address disruptions caused by the COVID-19 or a future pandemic; Alnylam's ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates, including vutrisiran, ALN-AGT, ALN-HSD and ALN-COV; the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all; actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products, including ONPATTRO, GIVLAARI, inclisiran, lumasiran and vutrisiran; obtaining, maintaining and protecting intellectual property; intellectual property matters including potential patent litigation relating to its platform, products or product candidates; obtaining regulatory approval for its product candidates, including lumasiran and inclisiran, and maintaining regulatory approval and obtaining pricing and reimbursement for its products, including ONPATTRO and GIVLAARI; progress in continuing to establish a commercial and ex-United States infrastructure; successfully launching, marketing and selling its approved products globally, including ONPATTRO and GIVLAARI and achieving net product revenues for ONPATTRO within its revised expected range during 2020; Alnylam’s ability to successfully expand the indication for ONPATTRO in the future; competition from others using technology similar to Alnylam's and others developing products for similar uses; Alnylam's ability to manage its growth and operating expenses within the reduced ranges of guidance provided by Alnylam through the implementation of further discipline in operations to moderate spend and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to establish and maintain strategic business alliances and new business initiatives, including completing an agreement for funding by Blackstone of certain R&D activities for vutrisiran and ALN-AGT; Alnylam's dependence on third parties, including Regeneron, for development, manufacture and distribution of certain products, including eye and CNS products, and Ironwood, for assistance with the education about and promotion of GIVLAARI, and Vir for the development of ALN-COV and other potential RNAi therapeutics targeting SARS-CoV-2 and host factors for SARS-CoV-2; the outcome of litigation; the risk of government investigations; and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

ALNYLAM PHARMACEUTICALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Statements of Operations
Revenues:
Net product revenues	$71,938	$26,291
Net revenues from collaborations	27,538	7,003
Total revenues	99,476	33,294

Operating costs and expenses:
Cost of goods sold	$13,302	$3,347
Research and development	169,571	129,127
Selling, general and administrative	126,761	89,608
Total operating costs and expenses	309,634	222,082
Loss from operations	(210,158)	(188,788)
Other income:
Interest income	5,480	7,525
Other income	23,032	43
Total other income	28,512	7,568
Loss before income taxes	(181,646)	(181,220)
Provision for income taxes	(575)	(695)
Net loss	$(182,221)	$(181,915)
Net loss per common share - basic and diluted	$(1.62)	$(1.73)
Weighted-average common shares used to compute basic and diluted net loss per common share	112,748	105,400

Statements of Comprehensive Loss
Net loss	$(182,221)	$(181,915)
Unrealized gain on marketable debt securities	4,045	360
Foreign currency translation	340	—
Defined benefit pension plans, net of tax	74	—
Comprehensive loss	$(177,762)	$(181,555)

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP to Non-GAAP R&D and SG&A expenses:
GAAP R&D and SG&A expenses	296,332	218,735
Less: Stock-based compensation expenses	(34,578)	(32,032)
Non-GAAP R&D and SG&A expenses	261,754	186,703

Reconciliation of GAAP to Non-GAAP operating loss:
GAAP operating loss	(210,158)	(188,788)
Add: Stock-based compensation expenses	34,578	32,032
Non-GAAP operating loss	(175,580)	(156,756)

Reconciliation of GAAP to Non-GAAP net loss:
GAAP net loss	(182,221)	(181,915)
Add: Stock-based compensation expenses	34,578	32,032
Less: Unrealized gain on marketable equity securities	(24,111)	—
Non-GAAP net loss	(171,754)	(149,883)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP net loss per common share - basic and diluted	(1.62)	(1.73)
Add: Stock-based compensation expenses	0.31	0.31
Less: Unrealized gain on marketable equity securities	(0.21)	—
Non-GAAP net loss per common share - basic and diluted	(1.52)	(1.42)

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts) (Unaudited)

	March 31, 2020	December 31, 2019
Cash, cash equivalents and marketable debt and equity securities	$1,342,203	$1,536,162
Restricted investments	24,725	14,825
Accounts receivable, net	75,572	43,011
Inventory	68,300	56,348
Prepaid expenses and other assets	117,730	98,412
Property, plant and equipment, net	429,814	425,179
Operating lease right-of-use lease assets	221,280	221,197
Total assets	$2,279,624	$2,395,134
Accounts payable, accrued expenses and other liabilities	$232,903	$256,415
Total deferred revenue	392,167	396,204
Operating lease liability	304,825	303,823
Total stockholders’ equity (113.2 million shares issued and outstanding at March 31, 2020; 112.2 million shares issued and outstanding at December 31, 2019)	1,349,729	1,438,692
Total liabilities and stockholders' equity	$2,279,624	$2,395,134

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2019.

Contacts

Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom
(Investors and Media)
617-682-4340

Josh Brodsky
(Investors)
617-551-8276